UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2015

THERAPEUTIC SOLUTONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54554	45-1226465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4093 Oceanside Boulevard, Suite B
Oceanside, California 92056
(Address of Principal Executive Offices and Zip Code)

(760) 295-7208
(Issuer's telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01 Other Events.

On November XX, 2015, Therapeutic Solutions International, Inc. licensed certain intellectual property to OmniBiome, Inc., a wholly owned subsidiary of Therapeutic Solutions International, Inc.

Application No. 62/213260 titled “Preventative Methods and Therapeutic or Pharmaceutical Compositions for the Treatment or Prevention of Pregnancy Complications” covers utility of vaccines and various agents to alter pathological conditions in which the maternal immune system induces a process of inflammation that culminates in placental alterations leading to either fetal loss or preterm labor.

Application No. 62/219020 “Diagnostic Methods For The Assessment Of Pregnancy Complications” a cytokine-based diagnostic kit aimed at stratifying risk of preterm labor and other pregnancy associated complications.

Application No. 62/232722 “A Medical Device For Reducing The Risk Of Preterm-Labor And Preterm-Birth” covering various medical devices aimed at immune modulating the cervical microenvironment in order to prevent preterm labor.

Item  9.01 Financial Statements and Exhibits.

Exhibit Index

(10.1) Exclusive Patent License Agreement between Therapeutic Solutions International, Inc., and OmniBiome, Inc.

(99.1) Press release dated November 18, 2015, issued by Therapeutic Solutions International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015

THERAPEUTIC SOLUTIONS INTERNATIONAL, INC.

By: /s/ Timothy Dixon

Timothy Dixon

Chief Executive Officer